Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP – Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS RECORD THIRD QUARTER 2021 RESULTS

◾	Reported sales of $455 million, up 18%; up 17% on an organic basis

◾	GAAP operating margin of 14.2%, up 170 bps; adjusted operating margin of 14.4%, up 60 bps

◾	GAAP and adjusted EPS of $1.37 and $1.39, representing increases of 41% and 32%, respectively

◾	Generated year-to-date operating cash flow of $135 million and free cash flow of $120 million, approximately 6% and 26% increases, respectively, over same period last year

◾	Increasing full year 2021 sales outlook; full year adjusted margin expansion in line with previous outlook

Note: Current quarter performance relative to comparable third quarter 2020

North Andover, MA…November 3, 2021. Watts Water Technologies, Inc. (NYSE: WTS) today announced third quarter 2021 results.

Chief Executive Officer Robert J. Pagano Jr. commented, “As expected, challenges from market demand and supply chain disruptions continued into the third quarter, but our supply chain and operations teams continued to support our customers’ needs.  I want to again thank them, and our entire team, for keeping a customer focus under continuing challenging circumstances. Their efforts resulted in another record quarter, with both consolidated sales and operating margin higher than we had anticipated. We also generated incremental free cash flow that, along with an already strong balance sheet, provides us flexibility to execute on our strategic priorities.  We have increased our full year 2021 organic sales growth outlook to be 14% to 17% and are maintaining our previous expectations for adjusted operating margin expansion.”

A summary of third quarter financial results is as follows:

	Third Quarter Ended
	September 26,	September 27,
(In millions, except per share information)	2021	2020	% Change
Sales	$455.0	$383.9	18%

Net income	46.4	32.9	41%

Diluted net income per share	$1.37	$0.97	41%

Special items (1)	0.02	0.08

Adjusted earnings per share (1)	$1.39	$1.05	32%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Third Quarter Financial Highlights

Third quarter 2021 performance relative to third quarter 2020

●	Sales of $455 million increased 18% on a reported basis and 17% on an organic basis, driven by double digit growth in all regions.
●	Operating margin increased 170 basis points on a reported basis and 60 basis points on an adjusted basis, benefiting from price, volume, productivity and cost savings, which more than offset inflation, incremental investments, incentives and business normalization costs. GAAP operating margin was also positively impacted by lower restructuring charges year-over-year.

Regional Performance:

Americas

o	Sales of $309 million increased 18% on a reported basis and 17% on an organic basis, which included widespread growth in all major product lines.
o	Operating margin was flat on a GAAP basis and decreased 30 basis points on an adjusted basis, as benefits from price, volume, cost reduction actions and productivity initiatives were offset by inflation, incremental investments, incentives and business normalization costs. GAAP operating margin was positively impacted by lower restructuring charges year-over-year.

Europe

o	Sales of $124 million increased 16% on a reported basis, including a 14% organic increase, with growth in all platforms, and a 2% positive foreign exchange impact.
o	Operating margin increased 490 basis points on a GAAP basis and increased 420 basis points on an adjusted basis. Both measures were positively affected by price, volume and productivity initiatives that more than offset inflation, incremental investments and business normalization costs. GAAP operating margin was positively impacted by lower restructuring charges year-over-year.

APMEA

o	Sales of $22 million increased 39% on a reported basis, including 6% from positive foreign currency impact. Organically, sales increased 33% from growth in China, Australia and the Middle East.
o	Operating margin increased 1,970 basis points on a GAAP basis and 400 basis points on an adjusted basis, both benefiting from volume, productivity initiatives, restructuring savings as well as higher affiliate volume, which were partially offset by inflation, incentives and business normalization costs. GAAP operating margin was positively impacted by lower restructuring charges year-over-year.

Cash Flow and Capital Allocation

●	For the first nine months of 2021, operating cash flow was approximately $135 million, net capital expenditures were approximately $15 million and free cash flow was approximately $120 million. In the comparable period last year, operating cash flow was approximately $127 million, net capital expenditures were approximately $32 million and free cash flow was approximately $95 million. The free cash flow increase was primarily driven by higher net income and lower net capital expenditures. We expect continued improvement in free cash flow through the fourth quarter of 2021, due to normal seasonality.

●	We repurchased approximately 25,000 shares of Class A common stock at an investment of approximately $4 million during the third quarter. For the first nine months of 2021, we repurchased approximately 87,000 shares at an investment of approximately $12 million, primarily to offset dilution.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss third quarter results for 2021 on Thursday, November 4, 2021, at 9:00 a.m. Eastern Time. This press release and the live webcast can be accessed by visiting the Investors section of the Company's website at www.wattswater.com. Following the webcast, an archived version of the call will be available at the same address until November 4, 2022.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected sales and adjusted operating margins for the full year 2021 and free cash flow for the remainder of 2021. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effects of the 2017 Tax Act; the effectiveness, the timing and the expected savings associated with our cost-cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; the risks and uncertainties relating to the COVID-19 pandemic, including vaccine mandates, implementations and the impact of the virus variants; supply chain and logistical disruptions or other workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2021	2020	2021	2020
Net sales	$455.0	$383.9	$1,335.3	$1,105.2
Cost of goods sold	261.0	225.4	767.5	649.0
GROSS PROFIT	194.0	158.5	567.8	456.2
Selling, general and administrative expenses	128.4	106.6	372.6	319.2
Restructuring	0.9	3.4	18.2	8.7
Other long-lived asset impairment charges	—	—	—	1.0
Loss on disposition	—	0.6	—	0.6
OPERATING INCOME	64.7	47.9	177.0	126.7
Other (income) expense:
Interest income	—	—	—	(0.2)
Interest expense	1.4	3.0	4.9	10.0
Other (income) expense, net	(0.2)	1.1	(1.0)	1.0
Total other expense	1.2	4.1	3.9	10.8
INCOME BEFORE INCOME TAXES	63.5	43.8	173.1	115.9
Provision for income taxes	17.1	10.9	47.5	30.8
NET INCOME	$46.4	$32.9	$125.6	$85.1

BASIC EPS
NET INCOME PER SHARE	$1.38	$0.97	$3.72	$2.51
Weighted average number of shares	33.7	33.8	33.8	33.9
DILUTED EPS
NET INCOME PER SHARE	$1.37	$0.97	$3.70	$2.50
Weighted average number of shares	33.9	33.9	33.9	34.0
Dividends declared per share	$0.26	$0.23	$0.75	$0.69

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 26,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$238.7	$218.9
Trade accounts receivable, less reserve allowances of $10.8 million at September 26, 2021 and $11.1 million at December 31, 2020	243.2	197.6
Inventories, net:
Raw materials	119.8	79.6
Work in process	20.9	16.1
Finished goods	212.0	167.9
Total Inventories	352.7	263.6
Prepaid expenses and other current assets	28.4	29.4
Total Current Assets	863.0	709.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	612.9	608.6
Accumulated depreciation	(408.7)	(396.3)
Property, plant and equipment, net	204.2	212.3
OTHER ASSETS:
Goodwill	596.5	602.4
Intangible assets, net	130.2	141.8
Deferred income taxes	8.3	4.4
Other, net	61.0	67.8
TOTAL ASSETS	$1,863.2	$1,738.2

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$151.6	$110.1
Accrued expenses and other liabilities	187.5	137.4
Accrued compensation and benefits	78.7	65.3
Total Current Liabilities	417.8	312.8
LONG-TERM DEBT	151.7	198.2
DEFERRED INCOME TAXES	45.2	51.1
OTHER NONCURRENT LIABILITIES	98.4	106.3
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,565,116 shares at September 26, 2021 and 27,478,512 shares at December 31, 2020	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,064,290 at September 26, 2021 and 6,144,290 at December 31, 2020	0.6	0.6
Additional paid-in capital	625.0	606.3
Retained earnings	638.8	560.1
Accumulated other comprehensive loss	(117.1)	(100.0)
Total Stockholders' Equity	1,150.1	1,069.8
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,863.2	$1,738.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 26,	September 27,
	2021	2020
OPERATING ACTIVITIES
Net income	$125.6	$85.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23.5	23.3
Amortization of intangibles	10.5	11.4
Loss on disposal and impairment of property, plant and equipment, and other	1.1	3.3
Stock-based compensation	16.8	8.8
Deferred income tax	(8.7)	(2.3)
Changes in operating assets and liabilities:
Accounts receivable	(49.6)	14.5
Inventories	(93.4)	3.1
Prepaid expenses and other assets	(1.8)	(3.8)
Accounts payable, accrued expenses and other liabilities	110.9	(16.0)
Net cash provided by operating activities	134.9	127.4
INVESTING ACTIVITIES
Additions to property, plant and equipment	(19.6)	(33.8)
Proceeds from the sale of property, plant and equipment	4.9	1.5
Proceeds from the sale of business	—	0.9
Business acquisitions, net of cash acquired and other	—	(7.7)
Net cash used in investing activities	(14.7)	(39.1)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	35.0	407.5
Payments of long-term debt	(80.0)	(467.5)
Payments for tax withholdings on vested stock awards	(9.6)	(7.8)
Payments for finance leases	(1.0)	(1.5)
Debt issuance costs	(2.4)	(2.2)
Payments to repurchase common stock	(11.8)	(24.8)
Dividends	(25.5)	(23.2)
Net cash used in financing activities	(95.3)	(119.5)
Effect of exchange rate changes on cash and cash equivalents	(5.1)	(0.2)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	19.8	(31.4)
Cash and cash equivalents at beginning of year	218.9	219.7
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$238.7	$188.3

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Third Quarter Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
Americas	$309.1	$261.5	$889.0	$761.3
Europe	124.1	106.7	383.8	305.0
APMEA	21.8	15.7	62.5	38.9
Total	$455.0	$383.9	$1,335.3	$1,105.2

	Operating Income
	Third Quarter Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
Americas	$55.9	$47.3	$159.6	$120.2
Europe	18.3	10.4	43.2	33.3
APMEA	4.2	—	10.8	0.7
Corporate	(13.7)	(9.8)	(36.6)	(27.5)
Total	$64.7	$47.9	$177.0	$126.7

	Intersegment Sales
	Third Quarter Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
Americas	$2.5	$1.6	$7.4	$7.1
Europe	6.7	4.2	22.9	13.7
APMEA	32.2	19.2	95.6	53.7
Total	$41.4	$25.0	$125.9	$74.5

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, footprint optimization costs, other long-lived asset impairment charges and the related income tax impacts on these items. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2021	2020	2021	2020

Net sales	$455.0	$383.9	$1,335.3	$1,105.2

Operating income - as reported	$64.7	$47.9	$177.0	$126.7
Operating margin %	14.2%	12.5%	13.3%	11.5%

Adjustments for special items:
Restructuring	0.9	3.4	18.2	8.7
Footprint optimization	—	0.3	—	1.1
Other long-lived asset impairment charge	—	—	—	1.0
Acquisition related costs	—	0.9	—	0.9
Loss on disposal	—	0.6	—	0.6
Total adjustments for special items	$0.9	$5.2	$18.2	$12.3

Operating income - as adjusted	$65.6	$53.1	$195.2	$139.0
Adjusted operating margin %	14.4%	13.8%	14.6%	12.6%

Net income - as reported	$46.4	$32.9	$125.6	$85.1

Adjustments for special items - tax effected:
Restructuring	0.7	2.5	13.5	6.5
Footprint optimization	—	0.2	—	0.8
Other long-lived asset impairment charge	—	—	—	0.7
Acquisition related costs	—	0.7	—	0.7
Net gain on disposal	—	(0.7)	—	(0.7)
Total adjustments for special items - tax effected	$0.7	$2.7	$13.5	$8.0

Net income - as adjusted	$47.1	$35.6	$139.1	$93.1

Diluted earnings per share - as reported	$1.37	$0.97	$3.70	$2.50
Adjustments for special items	0.02	0.08	0.40	0.24
Diluted earnings per share - as adjusted	$1.39	$1.05	$4.10	$2.74

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Third Quarter Ended					Third Quarter Ended
	September 26, 2021					September 27, 2020
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$309.1	124.1	21.8	—	455.0	$261.5	106.7	15.7	—	383.9

Operating income (loss) - as reported	$55.9	18.3	4.2	(13.7)	64.7	$47.3	10.4	—	(9.8)	47.9
Operating margin %	18.1%	14.7%	19.1%		14.2%	18.1%	9.7%	(0.6)%		12.5%

Adjustments for special items	$—	0.9	—	—	0.9	$0.9	1.7	2.4	0.2	5.2

Operating income (loss) - as adjusted	$55.9	19.2	4.2	(13.7)	65.6	$48.2	12.1	2.4	(9.6)	53.1
Adjusted operating margin %	18.1%	15.5%	19.1%		14.4%	18.4%	11.3%	15.1%		13.8%

	Nine Months Ended					Nine Months Ended
	September 26, 2021					September 27, 2020
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$889.0	383.8	62.5	—	1,335.3	$761.3	305.0	38.9	—	1,105.2

Operating income (loss) - as reported	$159.6	43.2	10.8	(36.6)	177.0	$120.2	33.3	0.7	(27.5)	126.7
Operating margin %	18.0%	11.3%	17.1%		13.3%	15.8%	10.9%	1.6%		11.5%

Adjustments for special items	$(0.7)	18.8	0.1	—	18.2	$7.3	1.4	3.3	0.3	12.3

Operating income (loss) - as adjusted	$158.9	62.0	10.9	(36.6)	195.2	$127.5	34.7	4.0	(27.2)	139.0
Adjusted operating margin %	17.9%	16.2%	17.4%		14.6%	16.7%	11.4%	10.3%		12.6%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Third Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales September 26, 2021	$309.1	$124.1	$21.8	$455.0
Reported net sales September 27, 2020	261.5	106.7	15.7	383.9
Dollar change	$47.6	$17.4	$6.1	$71.1
Net sales % increase	18.2%	16.3%	38.9%	18.5%
Increase due to foreign exchange	(0.4)%	(1.9)%	(6.4)%	(1.1)%
Increase due to acquisition	(0.3)%	—%	—%	(0.2)%
Organic sales increase	17.5%	14.4%	32.5%	17.2%

	Nine Months Ended
	Americas	Europe	APMEA	Total

Reported net sales September 26, 2021	$889.0	$383.8	$62.5	$1,335.3
Reported net sales September 27, 2020	761.3	305.0	38.9	1,105.2
Dollar change	$127.7	$78.8	$23.6	$230.1
Net sales % increase	16.8%	25.8%	60.7%	20.8%
Increase due to foreign exchange	(0.6)%	(8.2)%	(8.8)%	(3.0)%
Increase due to acquisition/divestiture, net	(0.4)%	—%	(11.1)%	(0.7)%
Organic sales increase	15.8%	17.6%	40.8%	17.1%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 26,	September 27,
	2021	2020

Net cash provided by operations - as reported	$134.9	$127.4
Less: additions to property, plant, and equipment	(19.6)	(33.8)
Plus: proceeds from the sale of property, plant, and equipment	4.9	1.5
Free cash flow	$120.2	$95.1

Net income - as reported	$125.6	$85.1

Cash conversion rate of free cash flow to net income	95.7%	111.8%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 26,	December 31,
	2021	2020

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	151.7	198.2
Less: Cash and cash equivalents	(238.7)	(218.9)
Net debt	$(87.0)	$(20.7)

Net debt	$(87.0)	$(20.7)
Plus: Total stockholders' equity	1,150.1	1,069.8
Capitalization	$1,063.1	$1,049.1

Net debt to capitalization ratio	(8.2)%	(2.0)%

TABLE 6

2021 FULL YEAR OUTLOOK - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2021 Outlook
Approximately
Net Sales
Reported net sales growth	16.8% to 19.8%
Forecasted impact of acquisition / FX	(2.8)%
Organic sales growth	14.0% to 17.0%

Operating Margin
Operating margin range	12.8% to 13.3%
Forecasted restructuring / other costs	110 bps
Adjusted operating margin range	13.9% to 14.4%